EX-99(a)(1)(v)

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF SHARES OF
INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND

This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if shareholders’ certificates for Common Shares (the “Shares”) of Invesco Dynamic Credit Opportunities Fund are not immediately available or time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary on or before 11:59 p.m., New York City time, October 7, 2021, or such later date to which the Offer is extended (the “Expiration Date”). Such form may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary, and must be received by the Depositary on or before 11:59 p.m. New York City time on the Expiration Date. See Section 2, “Procedures for Tendering Shares,” of the Offer to Purchase.

The Information Agent for the Offer is:
AST Fund Solutions, LLC
55 Challenger Road, 2nd Floor
Ridgefield Park, NJ 07660
All Holders Call Toll Free: 800 758-5378

The Depositary for the Offer is:
American Stock Transfer & Trust Company, LLC
By Fax: 718 234-5001

By Mail:	By Hand, Express Mail, Courier or Other Expedited Service:
American Stock Transfer & Trust Co, LLC	American Stock Transfer & Trust Company, LLC
Operations Center	Operations Center
Attn: Reorganization Department	Attn: Reorganization Department
6201 15th Avenue	6201 15th Avenue
Brooklyn, New York 11219	Brooklyn, New York 11219

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH
ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN ONE LISTED
ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen;

The undersigned hereby tenders to Invesco Dynamic Credit Opportunities Fund (the “Fund”), upon the terms and subject to the conditions set forth in its Offer to Purchase, dated September 8, 2021 and the related Letter of Transmittal (which, together with any amendments or supplements to these documents, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in Section 2, “Procedures for Tendering Shares,” of the Offer to Purchase.

Number of Shares Tendered: __________________________________________________________________________
Certificate Nos. (if available):
_________________________________________________________________________________________________

_________________________________________________________________________________________________
_________________________________________________________________

If Shares will be tendered by book-entry transfer, check box:	◻ The Depository Trust Company
Account Number:___________________________________________________________________________________
Name(s) of Record Holder(s):
_________________________________________________________________________________________________
_________________________________________________________________________________________________

Address: __________________________________________________________________________________________ __________________________________________________________________________________________
Area Code and Telephone Number: _____________________________________________________________________
Taxpayer Identification (Social Security) Number: __________________________________________________________

Dated: ______________________________________________________________________________________,  2021

_________________________________________________________________________________________________
Signature(s)

(Not To Be Used For Signature Guarantee)

The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an “Eligible Guarantor Institution” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Shares complies with Rule l4e-4 and (c) guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of Book-Entry Transfer of such Shares into the Depositary’s accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, within two New York Stock Exchange trading days after the date hereof.

Name of Firm: ________________________________ ____________________________________________
Address: _____________________________________ ____________________________________________ ____________________________________________	(AUTHORIZED SIGNATURE) Name: ____________________________________________ (PLEASE PRINT) Title: ______________________________________________
Area Code and Tel. No.: ________________________	Dated: ________________________________________, 2021

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.
YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.